Exhibit 7

Legal Title of Bank: Bankers Trust Company	Call Date: 08/14/01
State#: 36-4840
FFIEC 031
Address:	130 Liberty Street	Vendor ID: D	Cert#: 00623	Page RC-1
City, State ZIP:	New York, NY 10006	Transit#: 21001003

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for June 30, 2001

    All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands					RCFD
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin(1)			0081	1,456,000	1.a.
	b.	Interest-bearing balances(2)			0071	433,000	1.b.
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a.
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	132,000	2.b.
3.	Federal funds sold and securities purchased under agreements to resell				1350	4,733,000	3.
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	0	4.a.
	b.	Loans and leases, net unearned income	B528	16,489,000			4.b.
	c.	LESS: Allowance for loan and lease losses	3123	431,000			4.c.
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	16,058,000	4.d.
5.	Trading Assets (from schedule RC-D)				3545	13,617,000	5.
6.	Premises and fixed assets (including capitalized leases)				2145	580,000	6.
7.	Other real estate owned (from Schedule RC-M)				2150	104,000	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	2,733,000	8.
9.	Customers' liability to this bank on acceptances outstanding				2155	163,000	9.
10.	Intangible assets
	a.	Goodwill			3163	55,000	10.a
	b.	Other intangible assets (from Schedule RC-M)			0426	9,000	10.b
11.	Other assets (from Schedule RC-F)				2160	2,589,000	11.
12.	Total assets (sum of items 1 through 11)				2170	42,662,000	12.

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

Legal Title of Bank: Bankers Trust Company	Call Date: 05/15/01
FFIEC 031
Address:	130 Liberty Street	Vendor ID: D	Cert#: 00623	Page RC-2
City, State ZIP:	New York, NY 10006	Transit#: 21001003

Schedule RC—Continued

Dollar Amounts in Thousands
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			RCON 2200	11,636,000	13.a.
		(1) Noninterest-bearing(1)	RCON 6631	2,804,000			13.a.(1)
		(2) Interest-bearing	RCON 6636	8,832,000			13.a.(2)
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E part II)			RCFN 2200	9,412,000	13.b.
		(1) Noninterest-bearing	RCFN 6631	1,087,000			13.b.(1)
		(2) Interest-bearing	RCFN 6636	8,325,000			13.b.(2)
14.	Federal funds purchased and securities sold under agreements to repurchase				RCFD 2800	7,238,000	14.
15.	Trading liabilities (from Schedule RC-D)				RCFD 3548	2,670,000	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): (from Schedule RC-M):				RCFD 3190	1,746,000	16.
17.	Not Applicable.						17.
18.	Bank's liability on acceptances executed and outstanding				RCFD 2920	163,000	18.
19.	Subordinated notes and debentures(2)				RCFD 3200	264,000	19.
20.	Other liabilities (from Schedule RC-G)				RCFD 2930	2,252,000	20.
21.	Total liabilities (sum of items 13 through 20)				RCFD 2948	35,381,000	21.
22.	Minority interest in consolidated subsidiaries				RCFD 3000	608,000	22.
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus				RCFD 3838	1,500,000	23.
24.	Common stock				RCFD 3230	2,127,000	24.
25.	Surplus (exclude all surplus related to preferred stock)				RCFD 3839	584,000	25.
26.	a.	Retained earnings			RCFD 3632	2,577,000	26.a.
	b.	Accumulated other comprehensive Income(3)			RCFD B530	(115,000)	26.b.
27.	Other equity capital components(4)				RCFD A130	0	27.
28.	Total equity capital (sum of items 23 through 27)				RCFD 3210	6,673,000	28.
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)				RCFD 3300	42,662,000	29.

Memorandum

    To be reported only with the March Report of Condition.

Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2000	RCFD 6724	N/A	M.1

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=
Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4	=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5	=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank's financial statements by external auditors
7	=	Compilation of the bank's financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)
Includes limited-life preferred stock and related surplus.

(3)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(4)
Includes treasury stock and unearned Employee Stock Plan shares.